Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No.’s 333-283418, 333-273846, and 333-262150) and Form S-8 (File No. 333-257867) of our report dated March 27, 2025 relating to the consolidated financial statements of STRATA Skin Sciences, Inc. and Subsidiary appearing in this Annual Report on Form 10-K for the years ended December 31, 2024 and 2023.

/s/ Marcum LLP
Philadelphia, Pennsylvania
March 27, 2025